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                                                                      ITEM 10.3

                              LICENSING AGREEMENT


This Agreement is entered into as of the 3rd November 1995, by and between Pharma Maehle, Ernst Grote Street 23,30196 Isernhagen, Germany, a privately held company organized under the laws of Germany (hereafter "LICENSEE") and Bio-sphere Technology, 4446 Los Reyes Court, Las Vegas, Nevada 89121, USA, a U.S. corporation (hereafter "LICENSOR").

LICENSOR is a research and development company which has expended considerable resources to develop certain manufacturing process, including Licensor technology and Licensor process and product patents. This Agreement pertains specifically to the technologies referred to within LICENSOR as the proprietary technologies and proprietary process and product patents, which are defined below.

LICENSEE is a company which, among other things, manufactures through third parties, products as well as markets and distributes products. LICENSOR and LICENSEE mutually desire to enter into an Agreement whereby LICENSOR permits LICENSEE to utilize LICENSOR technology and patents to manufacture, market and sell products developed by LICENSOR under LICENSEE'S label. LICENSEE compensates LICENSOR therefore, all upon the terms and conditions of this Agreement.

Now therefore in consideration of the mutual covenants and undertakings set forth herein the parties agree:

1.0 DEFINITION

         1.1 "LICENSOR technology" means and includes LICENSOR design technology and LICENSOR process technology for the PGE1 male erectile dysfunction product, which includes all technical information and know-how, including product manufacture and clinical date which is available. This information is specific to a particular technology, which, in this Agreement includes proprietary process and product technology.

         1.2 "LICENSOR process and product patents" means any U.S., European of International patent or patent applications now owned or controlled by LICENSOR.

         1.3 Execution date" is the date this Agreement is signed.

         1.4 "Documentation date" is the date of the delivery of each category of documents is completed.

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         1.5 "Payment" shall mean receipt by Licensor of the agree-upon sum for the delivery of the technology as per this Agreement.

         1.6 "Territory" shall mean Western and Eastern Europe.

2.0 Grant of License

         2.1 LICENSOR grants to LICENSEE for the life of this Agreement the following rights.

             2.1.1 An exclusive to the Licensor's technology for use only in Licensee designed facilities in the Territory according to the conditions of this Agreement, for the purpose of manufacturing the components of and the completed product for distribution and sales in the Territory.

3.0 Transfer of Technology

         LICENSOR shall furnish to LICENSEE all the required Licensor technology in its possession, including documentation, software, training and consultation initiated upon signing this Agreement.

4.0 Options

         LICENSOR may develop and second generation product, or subsequent trade secrets, additional internal technology, patents or trademarks, which are proprietary to the LICENSOR. LICENSEE has the right to a non-exclusive option to negotiate for such technology or subsequent trade secrets during the term of this agreement with LICENSOR.

5.0 New Developments

         5.1 LICENSOR and LICENSEE agree to keep each other regularly and fully informed about new improvement, modification, applications and other developments relating to LICENSOR TECHNOLOGY, whether patentable or unpatentable. Any developments that are jointly developed by LICENSOR and LICENSEE shall be owned by both Parties, unless negotiated and agreed otherwise, to only include the same license rights as this agreement in the Territory described in Section 1.6 above.

6.0 Representations, Warrants & Covenants

         6.1 in order to induce LICENSEE to enter into the Agreement and to consummate the transaction contemplated hereunder, LICENSOR makes the following representations:


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              6.1.1 Organization: Licensor is a corporation duly organized, validly existing, and in good standing order under the law of the state of Nevada, USA.

              6.1.2 Authorization. The execution and delivery of the Agreement and consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors of LICENSOR.

              6.1.3 Licensor is owner of the deliverables listed. In the event Licensor is not prepared to maintain patents and provide protection to Licensee. The Licensee should be so informed immediately. The Licensee then has three (3) months in which time can assume all such responsibilities for the patents pertaining to the product, as well as assuming full legal and maintenance costs of such patents.

         6.2 Representations to Licensee: In order to induce the Licensor to enter into this Agreement and to consummate the transactions contemplated hereunder License make the following representations:

              6.2.1 Licensee is a corporation duly organized, validly existing, and in good standing order under the laws of Germany.

              6.2.2 Authorization: The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Licensee, and this Agreement constitutes Licensee's valid and binding obligations and is enforceable in accordance with its terms.

         6.3 Licensor and Licensee mutually covenant to comply with all the time deadlines imposed by this Agreement.

7.0 Confidentiality and Non-Disclosure

         7.1 Licensee hereby agrees to keep confidential from any third party any and all information relating to Licensor's technology, other than those parties who have a need to know to manufacture product for Licensee or those parties to whom information must be disclosed according to local law.

         7.2 Licensee agrees that information relating to Licensor's technology provided by Licensor will be disclosed or made available only to those employees or stockholders ro subcontractors who agree in writing to receive information and to retain confidentiality thereof.

         7.3 The term of confidentiality shall be three years from the date of signing this Agreement, unless the information becomes public knowledge


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through no fault of action of either Licensee of Licensor. In the event of breach of confidentiality, either party may seek compensatory damages through the legal system as permitted by law. In the event information becomes available to third parties to this Agreement shall make available to the other its communications records in order to ensure that the

8.0 Infringements.

         8.1 To the best of Licensor's knowledge, none of the Licensor patents infringe the rights of any third party. In the event that such infringements are alleged by third parties, Licensor agrees to use all best commercial efforts to remedy the situation and to assume full liability for such infringements.

         8.2 Licensee agrees to exercise diligence in locating possible infringements and shall immediately inform Licensor of any such situation which may come to the attention of Licensee. In such event, Licensor shall initiate any and all appropriate legal actions to stop such infringements. Licensee will share Licensor's cost in dealing with such possible infringers in the Territory described in Section 1.6. Any damages recovered from such action will be divided between Licensor and Licensee shall be borne by Licensor.

9.0 Inspection to Verify Compliance

         Licensee shall permit duly authorized representatives of Licensor, upon reasonable notice, to enter into and upon any premises of Licensee for the purpose of inspecting the same to ascertain that all of the provisions of this Agreement are being complied with by Licensee..

10.0 Government Approvals

         As a condition to the process transfer in whole or in part, Licensee shall obtain or cause to be obtained at its expense all permits including legal registration of the product for marketing and sale within the Territory. Such permits and approvals will also include any necessary for importing components of the product to be manufactured with Licensor's technology.

11.0 Indemnities for Malfeasance, Liability for Personal Injury on
     Indemnification

         11.1 The License herein granted to Licensee in primarily in the nature of sharing information. Process operation, plant and equipment safety shall be the sole responsibility of Licensee. Accordingly, Licensor shall not be liable for any personal injury, property damage resulting from the design or manufacture of products or product components used in connection with this Agreement.


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         11.2 When one party to this Agreement admits another party's representative to his premises, the admitting party shall not be liable for any claims, losses, damages, or expenses due to death or injury suffered in the said premises by the said visiting personnel.

12.0 Term and Termination

         12.1 This Agreement shall remain in force for the life of the patent from the execution date, but this Agreement may be renewed thereafter, from year to year, until expiration of the last to expire of Licensor patents.

         12.2 Should this Agreement be terminated for any reason, Licensee shall not be able to claim from Licensor any damages or compensation for losses or expenses incurred, or for lost profits.

         12.3 Termination of this Agreement for any reason, Licensee shall not affect (a) obligations including the payment of any fees, which have accrued as of the date of termination, and (b) those obligations which, from the context hereof, are intended to survive termination of this Agreement.

         12.4 Termination of intent to terminate this agreement requires notification from the terminating party to the other in writing, 6 months prior to the termination date, which shall be the date of expiration of the last of the patents held by the Licensor.

         12.5 Should either party declare bankruptcy, the surviving party has the right of first refusal to acquire the patents and proprietary information from the bankrupt party. In the event Bio-sphere declares bankruptcy, Pharma Maehle has the right to continue the marketing of the product, use of and access to the patents, with continuing royalty payments to the original patent holder. In the event Pharma Maehle declares bankruptcy, Bio-sphere has the right to assume control of distributors and continue product marketing and distribution in the Territory.

         12.6 Licensor can terminate this Agreement with three (3) months written notice if Licensee is unable to initiate sales of the product in the Territory within 2 months of receipt of Board of Health approval of the marketing of the product in the countries within the Territory.

         12.7 Licensee will submit to Licensor an annual business plan for each country in the Territory which include projected product sales. Licensor and Licensee shall mutually agree to these projected product sales as a monitoring mechanism for Licensee performance, including annual growth of sales. Failure of Licensee to perform according to agreed upon product sales levels could lead to loss of exclusivity according to this agreement, however, Licensee and


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Licensor shall negotiate in good faith to reach agreement on remediation of any such performance issues/s.

         12.8 Licensee agrees to pay Licensor a royalty of 205 of the Licensee's selling price to its distributors or subsidiaries. Once the amount of $250,000 has been paid to Licensor from the royalty on product sales, the royalty shall be reduced to 13% of the Licensee's selling price to its distributors or subsidiaries. Royalties will be paid quarterly in US dollars in a manner to be determined and agreed upon by the parties to this Agreement.

13.0 Waivers

         If either party waives its right to sue or terminate this Agreement arising from a breach of any provision thereof, that waiver will not be construed as a continuing waiver of other breaches of the same or other provisions.

14.0 No Assignment

         This Agreement and any of the rights and obligations hereunder cannot be assigned or otherwise transferred by either party and will not inure to the benefit of any successor of either party, whether by operation of law or otherwise, without the written consent of the other party. The assignment or transfer without such consent will be null and void, and will constitute breach of this Agreement. Either party reserves the right to transfer information to a wholly or majority owned subsidiary of the party, provided all other terms and conditions of this Agreement are adhered to.

In the event of acquisition or merger of either party with another organization this Agreement shall continue to remain in force.

15.0 Force Majeur

         Neither party shall be in default hereunder by reason of its delay in the performance of or its failure to perform any of its obligations hereunder if such delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental laws, rules and regulations, delays in transit or delivery, inability to secure necessary governmental priorities for materials, or any fault beyond its control or without its fault of negligence.

16.0 Arbitration

         16.1 This Agreement will be construed, in all respects, according to the laws of the state of Nevada, USA, provided, however, that if any provisions of this Agreement are in contravention of the laws of Germany, such provisions shall either be ineffective to the extent that they are in conravention of such laws without invalidating the remaining provisions hereof.


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         16.2 Any controversy or claim arising out of or relating to this
Agreement, or the breach thereof, will be settled by binding arbitration to take place in Nevada, USA.

17.0 Notices

         17.1 All notices required herein shall be transmitted by first class mail, or overnight courier delivery, if necessary.

         17.2 Written notices may be delivered personally or may be transmitted by facsimile to the president of the subject party or to the officer specified in subparagraph 17.3.

         17.3 Mailed notices shall be deemed to have been effective seven days following the date of mailing by certified mail, postage prepaid, return receipt requested addressed as follows:

Bio-sphere Technology, Inc., 4446 Los Reyes Court, Las Vegas, Nevada 89121, USA. Pharma Maehle, Ernst Grote Street 23, 30196 Isernhagen, Germany.

18.0 English Language

         This Agreement is prepared in the English language only. Any other summary or documentation prepared in the German language shall be translated into English.

19.0 Entire Agreement

         This Agreement constitutes the entire and only agreement between the parties relating to the subject matter hereof and supersedes and cancels all previous Agreements, negotiations, commitments, and representations in respect thereto, and cannot be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing of concurrent or subsequent date and signed by duly authorized officers or representatives or each of the parties hereto.



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Agreed to on this third day of November by:

Pharma Maehle:                       Bio-Sphere Technology:

Name: /s/ H. MAEHLE                  Name: /s/ JACKIE R. SEE, M.D.
     ----------------------------         -------------------------------------
Signature: H. MAEHLE                 Signature: Jackie R. See
          -----------------------               -------------------------------
Title: President                     Title: President
      ---------------------------          ------------------------------------
Date: November 3, 1995               Date: November 3, 1995
     ----------------------------         -------------------------------------

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This Modification to Agreement dated December 29, 1995 by and between:

Bio-sphere Technology, Inc. (A Nevada Corporation) herein referred to as "Bio-sphere".

Harvard Scientific Corp. (A Nevada Corporation), formerly named The Male Edge, Inc., a subsidiary company of Bio-sphere, herein referred to as "HSC"; and

Pharma Maehle, Ernst Grote St. 23, 30196 Isernhagen, Germany herein referred to as "Licensee".

WHEREAS, Bio-sphere developed a Frosiaglandin based treatment for male proctile dysfunction, herein referred to as "product", and;

WHEREAS, Bio-sphere entered into licensing Agreement ("Agreement") with Licensee dated November 3, 1995 to register, manufacture, market and sell its product within the Territory of Eastern and Western Europe;

AND WHEREAS, HSC holds all rights to the product and Bio-sphere has assigned Agreement to HSC;

IT IS THEREFORE AGREED on this date set forth below that:

         1) HSC shall assume the responsibilities of Bio-sphere under the same terms and conditions in the Agreement.

         2) Licensee and Bio-sphere acknowledges this assignment is the only modification to the original Agreement as of this date and that all other terms and conditions remain in full force and effect as of the signing of this Modification to Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.


Harvard Scientific Corp.        Bio-Sphere Technology, Inc.     Pharma Maehle

/s/ Neal Armstrong              /s/ Donald Steffens             /s/ H. MAEHLE
--------------------------      -------------------------       ----------------------
By: Neal Armstrong              By: Donald Steffens             By: H. Maehle
    Chief Financial Officer         Vice President                  President

Date: February 27, 1996         Date: February 20, 1996         Date: February 26, 1996
     ---------------------           --------------------            ------------------

                                   Amendment

Ref: Licensing Agreement dated 3 November 1995, Section 19.0. Entire Agreement, page 7

19.0     Entire Agreement

This agreement constitutes the entire and only Agreement between Bio-sphere Technology, Inc. And Pharma Maehle (or its predecessor company, innoteo Pharma and Consulting), or any of its progeny, relating to the subject matter hereof and supersedes and cancels all previous Agreements, negotiations, commitments, and representations in respect thereto, and cannot be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing of concurrent or subsequent date and signed by duly authorized officers or representatives or each of the parties hereto.

Pharma Maehle:                                Bio-Sphere Technology:

Name: /s/ HEIKE MAEHLE                        Name: /s/ IAN HILKS
     --------------------------                    -----------------------------
Signature: /s/ Heike Maehle                   Signature:  /s/ Ian Hilks
          ---------------------                         ------------------------
Date: March 20, 1996                          Date:  March 20, 1996
     --------------------------                    -----------------------------